Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into on August 1, 2024 by and between Bin Lu (the “Executive”) and Huachen AI Parking Management Technology Holding Co., Ltd a Cayman Islands company (the “Company”).

WHEREAS, the Company and the Executive desire to enter into this Agreement to memorialize the terms and conditions of the Executive’s employment with the Company starting on the date hereof.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I. Employment; Responsibilities; Compensation

Section 1.01 Employment. Subject to ARTICLE III, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company, in accordance with this Agreement, for the period commencing on August 1, 2024 and ending on August 1, 2027 (“Initial Term”). The Initial Term shall automatically be extended on a yearly basis unless either party gives written notice to the other party 30 days prior to expiration of the Initial Term that it or she, as applicable, does not wish to extend this Agreement. Executive’s continued employment after the expiration of the Initial Term shall be in accordance with and governed by this Agreement, unless modified by the parties to this Agreement in writing. For purposes of this Agreement the Initial Term and any extended term shall be referred to as the “TERM”.

Section 1.02 Responsibilities; Loyalty

(a) Subject to the terms of this Agreement, Executive is employed in the position of Chief Executive Officer of the Company, and shall perform the functions and responsibilities of that position. Additional or different duties may be assigned by the Company from time to time. Executive’s position, job descriptions, duties and responsibilities maybe modified from time to time in the sole discretion of the Company.

(b) Executive shall devote the whole of Executive’s professional time, attention and energies to the performance of Executive’s work. Executive agrees to comply with all policies of the Company, if any, in effect from time to time, and to comply with all laws, rules and regulations, including those applicable to the Company.

Section 1.03 The compensation and benefits shall be provided to the Executive in accordance with Section 5 and 6 of the employment agreement by and between Zhejiang Huachen Technology Co., Ltd., a majority-owned subsidiary of the Company, and Bin Lu, dated January 1, 2022 (the “Zhejiang Hua Chen Tech Agreement”, a copy of which is attached hereto as Exhibit A). The compensation and benefits may also be adjusted from time to time by action of the Board of Directors of the Company (or any committees or delegees thereof) (the “Board”). Termination of the employment shall forfeit the rights to such annual Base Salary on a pro rata basis. The compensation shall also be subject to the approval of Company’s Board of Directors and/or Compensation Committees.

Section 1.04 Business Expenses. The Company shall reimburse Executive for all business expenses that are reasonable and necessary and incurred by Executive while performing his duties under this Agreement, upon presentation of expense statements, receipts and/or vouchers or such other information and documentation as the Company may reasonably require.

Article II. Confidential Information; Post-Employment Obligations; Company Property

Section 2.01 Company Property. As used in this Article II, the term the “Company” refers to the Company and each of its direct and indirect subsidiaries. All written materials, records, data and other documents relating to Company business, products or services prepared or possessed by Executive during Executive’s employment by the Company are the Company’s property. All information, ideas, concepts, improvements, discoveries and inventions that are conceived, made, developed or acquired by Executive individually or in conjunction with others during Executive’s employment (whether during business hours and whether on Company’s premises or otherwise) that relate to Company business, products or services are the Company’s sole and exclusive property. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other documents, data or materials of any type embodying such information, ideas, concepts, improvements, discoveries and inventions are Company property. At the termination of Executive’s employment with the Company for any reason, Executive shall return all of the Company’s documents, data or other Company property to the Company.

Section 2.02 Confidential Information; Non-Disclosure.

(a) Executive acknowledges that the business of the Company is highly competitive and that the Company will provide Executive with access to Confidential Information. Executive acknowledges that this Confidential Information constitutes a valuable, special and unique asset used by the Company in its business to obtain a competitive advantage over competitors. Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Executive agrees that Executive will not, at any time during or after Executive’s employment with the Company, make any unauthorized disclosure of any Confidential Information of the Company, or make any use thereof, except in the carrying out of Executive’s employment responsibilities to the Company. Executive also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information.

(b) For purposes hereof, “CONFIDENTIAL INFORMATION” includes all non-public information regarding the Company’s business operations and methods, existing and proposed investments and investment strategies, seismic, well-log and other geologic and oil and gas operating and exploratory data, financial performance, compensation arrangements and amounts (whether relating to the Company or to any of its employees), contractual relationships, business partners and relationships (including customers and suppliers), strategies, business plans and other confidential information that is used in the operation, technology and business dealings of the Company, regardless of the medium in which any of the foregoing information is contained, so long as such information is actually confidential and proprietary to the Company.

Article III. Termination of Employment. The termination of this Agreement by the Executive or the Company shall be governed by Section 8 of the Zhejiang Hua Chen Tech Agreement.

Article IV. Miscellaneous

Section 4.01 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, or electronic mail, or facsimile transmission.

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Section 4.02 Severability and Reformation. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect, and the invalid, void or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

Section 4.03 Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of Executive and the permitted assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise), if such successor expressly agrees to assume the obligations of the Company hereunder.

Section 4.04 Amendment. This Agreement may be amended only by writing signed by Executive and by the Company.

Section 4.05 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO RULES RELATING TO CONFLICTS OF LAW.

Section 4.06 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state and federal courts located in NEW YORK in connection with any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waives any objection to venue in NEW YORK. In addition, each of the parties hereto hereby waives trial by jury in connection with any claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 4.07 Entire Agreement. This Agreement and the Zhejiang Hua Chen Tech Agreement contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding, written or oral, between the Company or any affiliate of the Company and Executive with respect to such subject matter, including the Employment Agreement.

Section 4.08 Counterparts; No Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten signature on a paper document or a facsimile transmission of a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 4.09 Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed in accordance to its fair meaning and not strictly for or against the Company or Executive. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above:

Huachen AI Parking Management Technology Holding Co.,

Signature:	/s/ Bin Lu
Name:	Bin Lu
Title:	Chief Executive Officer

Executive

Signature:	/s/ Bin Lu
Name:	Bin Lu
Title:	Chief Executive Officer

[Signature Page to Employment Agreement]

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Exhibit A

The Zhejiang Hua Chen Tech Agreement

Zhejiang Huachen Technology Co., Ltd.

Employee Labor Contract

Zhejiang Huachen Technology Co., Ltd.

Party A: Shanghai Tiandi Daochuan Parking Equipment Manufacturing Co., Ltd

Legal representative: Bin Lu

Party A’s address: 10th Floor, Block B, North America Plaza, No.508

Kunming Road, Shanghai

Tel: 021-63563092

Fax: 021-63243057

Zip Code: 200080

Party B: Bin Lu

Id Number:

Household address:

Present address:

Home Tel:

Mobile phone:
Emergency contact:

Emergency contact number:

Party A and Party B agree to conclude this labor Contract (hereinafter referred to as the Contract) in accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China, relevant labor laws, regulations, administrative rules and the rules and regulations formulated by the enterprise according to law, and on the principle of voluntariness, equality, and consensus through consultation. Both parties shall abide by the terms and conditions set forth in this contract. Party B warrants that there is no labor relationship in any form with any other entity when entering into this Contract.

Ⅰ. The type and term of this Contract

Article 1.	This contract is an open-ended contract. The term of this contract is a labor contract with no fixed term, effective from January 1, 2022.

Ⅱ. Work content and work location

Article 2.	According to the work needs of Party A, Party B agrees to work as Chairman (type of work). According to the job description, Party B must be physically competent for the job requirements. If Party A needs to adjust Party B’s position and remuneration according to its business situation and work needs and Party B’s major, specialty, work ability and work performance, it shall, in principle, reach a consensus through consultation, except in the following circumstances:

1.	If Party A needs to transfer Party B’s post due to the needs of production and business services, the adjustment of industry and product structure, the change of process rules and organizational structure, Party B shall accept it;

Zhejiang Huachen Technology Co., Ltd.

2.	Party A may temporarily assign Party B to other positions according to the needs of production and operation services, and the working period shall be determined by both parties through negotiation;

3.	Party B is unable to meet the requirements of his/her job duties due to his/her skills, health, work attitude or other reasons.

Article 3.	Party B agrees and promises to strictly comply with the job description and the requirements of Party A’s rules and regulations, earnestly perform his/her duties, complete the required work quantity on time, meet the required work quality standards, and accept the assessment of Party A based on this. If Party B fails to meet the assessment standards after assessment, it may be deemed that Party B is not competent for the post.

Article 4.	Party B agrees to work in Shanghai as assigned by Party A. According to the needs of Party A’s work, Party A and Party B may change the work place upon mutual agreement.

Article 5.	Party B acknowledges Party A’s Employee Manual, Workflow, Job Description, Assessment Rules and other rules and regulations, is willing to accept the work arranged by Party A, and is responsible to perform full-time work.

Ⅲ. Working hours, rest and holidays

Article 6	Party A shall adopt the standard working hours system of 8 hours per day and no more than 40 hours per week.

Article 7	According to the needs of the work and responsibilities, Party A shall implement the irregular working hours system or the comprehensive calculation working hours system for some positions, and the rest time shall be adjusted according to the working situation.

Article 8	Party B shall be entitled to statutory holidays, paid annual leave, marriage and funeral leave and other paid holidays stipulated by the State during the contract period.

Ⅳ. Labor protection and working conditions

Article 9	Party A shall, in accordance with relevant laws and regulations of the State, establish and improve work standards, operation procedures and labor safety and health systems, provide Party B with workplaces that meet national safety and health standards and work tools necessary for the completion of work tasks, and ensure Party B’s personal safety and work in an environment where his body is not harmed.

Article 10	Party B shall strictly abide by the working standards, operating procedures and labor safety and health system formulated by Party A. Party B shall enhance self-protection consciousness, strictly abide by the safe operation procedures in the labor process, and wear labor protective articles in strict accordance with the requirements.

Article 11	Party A is responsible for educating and training Party B on professional ethics, compliance and discipline, business technology, labor safety and related rules and regulations. Party B shall participate in the above training and strictly abide by the safety and health regulations, rules, rules and operating procedures related to his/her position.

Zhejiang Huachen Technology Co., Ltd.

Ⅴ. Labor remuneration

Article 12.	Party B’s monthly post salary during the probation period shall be Article 12. Party B’s monthly post salary during the probation period shall be RMB/Yuan (pre-tax salary).

Article 13.	After Party B’s probation period expires, Party B’s basic monthly post salary shall be RMB 10,000 (pre-tax salary) according to Party A’s current wage system. Performance bonus, subsidy and commission shall be paid to Party B according to his/her position, performance and attendance as well as Party A’s benefits.

Article 14.	Party A shall pay Party B’s salary on a monthly basis in the form of legal currency RMB. The payday is generally the 15th day of the following month. In case of special circumstances, an extension of more than seven days will be announced. Party A shall pay Party B’s wages before tax, and Party A shall withhold Party B’s individual income tax. If Party B has any objection to the labor remuneration, it shall, within 10 days after the salary of the current month is transferred to its bank account, raise such objection to the Human Resources Department in writing. If Party B fails to raise such objection within the time limit, it shall be deemed that Party B has confirmed that Party A has paid the labor remuneration in full and on time.

Article 15.	In principle, Party A does not encourage employees to work overtime, and Party B’s overtime work shall be confirmed and approved by Party A in accordance with relevant regulations, otherwise it shall not be regarded as overtime work. If it is necessary for Party A to arrange Party B to work overtime or extra hours, Party A will arrange Party B to take off for the same time or pay Party B overtime or extra hours in accordance with relevant regulations.

Article 16	Party A may adjust the salary level of Party B according to its actual business conditions, rules and regulations, performance appraisal of Party B, post category of Party B, reward and punishment records, etc., but the lower limit is not lower than the minimum wage standard of Shanghai.

Article 17	Party B’s wages shall be paid in accordance with national laws and Party A’s regulations during statutory holidays, marriage and funeral leave, and social activities according to law.

Ⅵ. Social insurance and welfare benefits

Article 18	Party A shall pay corresponding social insurance fees for Party B after the employee is formally employed in accordance with the national and Shanghai laws, regulations and policies concerning social insurance. Party B shall enjoy all kinds of social insurance benefits according to regulations, except for the employees who are co-insured, laid-off and retired.

Article 19	Party B’s medical treatment for illness or non-work-related injury shall be in accordance with relevant policies and regulations of the State and Shanghai Municipality.

Article 20	Party B’s treatment for work-related injury shall be subject to the relevant policies and regulations of the State and Shanghai Municipality.

Article 21.	In case of pregnancy, perinatal period and lactation period, Party B shall be entitled to maternity treatment in accordance with relevant regulations of the State and Shanghai Municipality.

Article 22	In case of old age, injury, disability or death of Party B, Party A shall comply with relevant regulations of the State and Shanghai Municipality.

Zhejiang Huachen Technology Co., Ltd.

Ⅶ. Labor discipline, rules and regulations

Article 23	Party B is willing to abide by national laws, regulations and social ethics, and abide by all rules and regulations published by Party A, including all rules and requirements of Party A. Party B is willing to complete labor tasks, improve professional skills, implement labor safety and health regulations, and abide by labor discipline and professional ethics.

Article 24	Party B is willing to comply with the work flow, performance appraisal management, confidentiality regulations and other systems stipulated by Party A. Party B shall not engage in any other second occupation or activity that conflicts with the interests of Party A, and shall keep Party A’s trade secrets and intellectual property rights. If Party B violates the provisions of the company, it will be dealt with in accordance with the relevant provisions of the company and be held legally responsible.

Article 25.	Party B fully obeys Party A’s job assignment (including the assignment in different divisions).

Article 26	If Party B violates labor discipline and Party A’s rules and regulations, Party A may, in accordance with its rules and regulations, give corresponding education, administrative sanctions, economic penalties, etc., until terminating this Contract.

Article 27	During the performance of this Contract, Party A may formulate new rules and regulations according to the relevant regulations of the State, or revise and improve the rules and regulations formulated by the Company.

Article 28.	Party A shall reward the contributors to technological innovation, new product research and development, improvement of product quality, reduction of consumption and recovery of losses of the Company.

Ⅷ. Change, rescind, terminate and renew the labor contract

Article 29.	If the objective circumstances based on which this contract is concluded have changed significantly, which makes it impossible to perform this contract, the relevant contents of this contract may be modified with the consent of both parties through negotiation.

Article 30	This contract may be terminated upon mutual agreement of both parties through negotiation.

Article 31	Under any of the following circumstances, Party A may terminate this Contract without paying any economic compensation to Party B:

1.	During the probation period, Party B fails to achieve the work target, fails to pass the assessment, or is proved to be unqualified for the employment conditions according to the job description;

2.	Party B fails to provide the relevant materials of its employment within 30 days, so that Party A is unable to go through the procedures of employment and social insurance payment;

3.	The materials provided by Party B in the process of employment (such as resignation certificate, education, work experience, income, marriage and childbirth status, physical examination certificate, etc.) are inconsistent with the actual situation;

4.	Party B conceals his true health condition (including mental illness, infectious disease and other diseases affecting work) and cannot guarantee normal work;

Zhejiang Huachen Technology Co., Ltd.

5.	The employee fails to start work within 3 days after the contract is signed without special agreement;

6.	Party B seriously violates labor discipline or Party A’s rules and regulations;

7.	Party B establishes labor relations with other employers at the same time, which has a serious impact on the completion of the work tasks of the unit, or refuses to make corrections upon the request of Party A;

8.	Divulging Party A’s trade and technical secrets, causing heavy losses and reputation infringement to Party A;

9.	Causing Party A to conclude or modify the labor contract against its true intention by means of fraud, coercion or taking advantage of a person’s situation;

10.	Party B is involved in a driving death accident or a major driving accident or property damage of more than five thousand yuan due to its own reasons;

11.	Party B’s work mistakes, illegal operations or liability accidents cause Party A’s economic loss of more than 5,000 yuan, or cause other people’s injury or disability, or seriously damage the company’s reputation.

12.	Party B participates in illegal organizations or groups and fails to receive criticism and education;

13.	Party B is investigated for criminal responsibility or reeducation through labor according to law;

14.	Accepting bribes from a third party.

Article 32.	Under any of the following circumstances, Party A may terminate this Contract by giving a written notice to Party B 30 days in advance:

1.	Party B falls ill or suffers a non-work-related injury and is unable to engage in the original work or other work arranged by Party A after the expiration of the medical treatment;

2.	Party B is not competent for the job and is still unable to do the job after training or post adjustment;

Zhejiang Huachen Technology Co., Ltd.

3.	Party B fails to perform its obligations under this contract, or adversely affects the normal operation of the Company by taking any other means;

4.	The objective circumstances based on which the labor contract was concluded have changed significantly, making it impossible to perform the original labor contract, and the parties cannot reach an agreement on modifying the labor contract through consultation;

5.	During the period when Party A is on the verge of bankruptcy and undergoing legal reorganization, or when Party A has serious difficulties in production and operation, it is really necessary to reduce the number of employees.

Article 33	Under any of the following circumstances, Party B may notify Party A to terminate this Contract:

1.	Party B is on probation;

2.	Party A forces Party B to work by means of violence or illegal restriction of personal freedom;

3.	Party A fails to pay labor remuneration or provide working conditions as agreed in the labor contract;

4.	Party A fails to pay social insurance premiums for the worker according to law;

5.	other circumstances in which the laborer may rescind the labor contract according to laws and administrative regulations.

Article 34	Party B shall not rescind this Contract without the consent of Party A during the period when Party A provides training or skill study and Party B is in charge of major projects.

Article 35.	Party B shall, 30 days prior to the expiration of this contract, indicate in writing whether to renew the labor contract. If Party B fails to indicate such intention, it shall be deemed that it is not willing to renew the labor contract with the Company. If both parties agree to renew the labor contract, they shall go through the renewal formalities before the expiration of the contract; If one party or both parties have no intention to renew the contract, the labor relationship shall end on the date of termination of the contract. Before the termination or expiration of this Contract, Party B shall notify Party A in writing and submit to Party A the specified valid certification materials if there are any legally extendable reasons or legally protected circumstances that cannot be terminated. Otherwise, Party B shall be deemed to have waived its right to receive special protection. During the statutory extension period, Party B shall submit the specified valid certification materials within the time limit required by Party A (not less than 2 working days); otherwise, the circumstances of automatic renewal of the Labor Contract shall be deemed to have disappeared, and this Labor Contract shall be rescinded or terminated.

Article 36.	This Contract shall be terminated immediately if the following circumstances occur:

1.	The term of the contract expires;

2.	Party A declares bankruptcy or is dissolved, closed or revoked according to law;

3.	Party B begins to enjoy basic pension insurance benefits according to law;

4.	Party B completely loses the ability to work, or is declared missing or dead by a court;

5.	Party B has been approved to leave the country and settle down.

Zhejiang Huachen Technology Co., Ltd.

Article 37.	If a labor contract with no fixed term is concluded, this Contract shall be terminated if statutory termination conditions or such termination conditions as agreed upon by both parties occur.

Article 38.	Upon rescission or termination of this Contract, Party A shall perform the following obligations:

1.	Go through the procedures for termination of labor relationship for Party B;

2.	Handle formalities for the transfer or sealing of Party B’s social insurance and housing provident fund accounts within 15 days from the date of termination of the labor relationship;

3.	Provide Party B’s work history or performance certificate timely and truthfully upon request of Party B.

Article 39.	When rescinding or terminating this Contract, Party B shall give a written notice to the Company three days in advance during the probation period or one month in advance if it has been transferred to the company. Without the permission of the department head and the Human Resources Department, Party B shall not replace the notice period with a vacation.

1.	Transfer work to the person designated by Party A;

2.	Return in good condition the tangible or intangible assets such as office supplies, documents and equipment belonging to Party A during the working period;

3.	Complete transfer to Party A of any carrier containing Party A’s important information;

4.	Assist Party A to settle claims and debts between the parties;

5.	Complete the turnover procedures stipulated by Party A and handle the relevant separation procedures;

6.	Handle other overdue affairs.

If Party B leaves without saying goodbye or his whereabouts are unknown, which makes Party A unable to handle or delay the procedures related to Party B’s resignation, Party B shall bear the corresponding liabilities for breach of contract.

Ⅸ. Economic compensation and compensation

Article 40	If Party A pays Party B less than the minimum wage standard of Shanghai Municipality, Party A shall make up the part below the standard within the time limit. If Party A fails to pay Party B within the time limit, Party A shall pay more compensation according to the standard of more than 50% and less than 100% of the amount payable.

Article 41	If Party A terminates Party B’s labor contract in advance, Party A shall pay Party B economic compensation in accordance with the provisions of the Labor Contract Law of the People’s Republic of China and relevant local regulations.

Zhejiang Huachen Technology Co., Ltd.

Article 42.	If Party B rescinds the labor contract in violation of the provisions or provisions hereof and causes losses to Party A, Party B shall compensate Party A for the following losses:

1.	Training fees and recruitment fees paid by Party A for Party B;

2.	direct economic losses caused to production, operation and work;

3.	The economic losses caused to Party A by the amount owed to Party A by Party B or the rescission of the labor contract by Party B in violation of the terms agreed herein.

X. Confidentiality

Article 43	Party B shall keep Party A’s trade secrets, which refer to the technical secrets and business information that are not known to the public, can bring economic benefits to Party A, are practical and have been kept confidential by Party A. Including but not limited to the following contents:

1.	Technical information. The scope of technical information generally includes technical schemes, engineering designs, circuit designs, manufacturing methods, formulations, technological processes, technical indicators, computer software, databases, test results, drawings, sample machines, models and molds, operation manuals, technical documents, business correspondence involving trade secrets, etc.

2.	Business information. The scope of business information generally includes customer lists, marketing plans, procurement materials, pricing policies, undisclosed financial resources, labor remuneration, purchase channels, production and marketing policies, the subject matter in bidding and the contents of the tender.

3.	Matters on which the Company shall be obliged to keep confidential in accordance with the provisions of law and relevant agreements.

Xi. Other matters to be agreed upon by both parties

Article 44	During the term hereof, Party B shall receive special training funded by Party A. Both parties may separately sign a Training Agreement to specify the specific service period and compensation standard and execute the training.

Article 45.	If either party violates the labor contract and causes economic losses to the other party, it shall take root in accordance with the circumstances of the loss and the extent of the liability, Party A and Party B shall bear certain economic compensation in accordance with the relevant laws and regulations of Shanghai and matters agreed upon by both parties.

XII. Labor disputes

Article 46.	In the event of labor disputes arising from the performance of this Contract and dismissal or expulsion, both parties may decide Party A and Party B shall settle the matter through negotiation. If no settlement can be reached through negotiation, either party shall apply for arbitration to the labor dispute arbitration committee where Party A is located within 60 days from the date of occurrence of the labor dispute. The party that fails to comply with the arbitration award may, within 15 days from the date of receipt of the arbitration award, file a lawsuit with the people’s court in the place where Party A is located.

Article 47.	If the objective circumstances based on which this contract is concluded have changed significantly, which makes the performance of the labor contract impossible, the relevant contents of this contract may be modified with the mutual consent of both parties.

Zhejiang Huachen Technology Co., Ltd.

XIII. Others

come into force after being signed (sealed) by both parties. Both copies shall be equally authentic.

Article 49	Matters not covered herein shall be executed in accordance with the Labor Law of the State, Provisions of Shanghai Municipality on Labor Contracts and relevant provisions of Party A.

Article 50.	In case of any conflict between the terms of this Contract and the national laws, regulations and policies, the national regulations and policies shall prevail.

Article 51	Party A’s rules and regulations (including but not limited to employee manual, quality manual, job responsibilities, training agreement, confidentiality agreement, safety standards, relevant assessment rules, etc.) shall be the main annexes to the contract and have the same effect as the contract terms. In witness whereof, Party B has known and agrees to perform the rules and regulations stipulated by Party A.

Article 52	The original Labor Contract signed by Party A and Party B before this Contract comes into force shall become invalid on the date of signing this contract.

Article 53	Party B agrees to appoint the “emergency contact person” in this contract as the client of Party B when it is in a state of communication obstruction (including but not limited to Party B’s hospitalization due to illness, loss of personal freedom, etc.), and the client has the authority to accept the settlement and mediation, receive and sign the relevant documents on behalf of Party B. After Party B changes the mailing address specified in this contract, Party B shall notify Party A of the change in writing within three days, failing which, it shall be deemed that Party B still recognizes the validity of the original mailing address.

Party A (seal):

Legal representative or authorized agent: /s/ Bin Lu

Party B (Signature): /s / Bin Lu

January 1, 2022